Exhibit 99.1

Inhibrx Reports Fourth Quarter and Fiscal Year 2021 Financial Results
and Recent Corporate Highlights

San Diego, CA, February 28, 2022 – Inhibrx, Inc. (Nasdaq: INBX), a biotechnology company with four clinical programs in development and a strong emerging pipeline, today reported financial results for the fourth quarter and fiscal year 2021 and provided an update on recent corporate highlights.

Recent Corporate Highlights
•On December 1, 2021, Inhibrx announced that the FDA has granted orphan-drug designation for INBRX-109 for the treatment of conventional chondrosarcoma.
•On January 4, 2022, Inhibrx announced initial Phase 1 dose escalation results for INBRX-106, a novel hexavalent OX40 agonist, in combination with Keytruda® (Pembrolizumab), which was observed to be well tolerated with predominantly mild or moderate immune-related toxicities noted. Inhibrx expects to announce initial data from the dose expansion cohorts in combination with Keytruda® during the second half of 2022.
•On February 22, 2022, Inhibrx announced that it had entered into an amendment to its Loan and Security Agreement with Oxford Finance LLC. The amendment provides for the funding of an additional $130.0 million in gross proceeds, $40.0 million of which was funded upon execution of the amendment on February 18, 2022, with the remaining $90.0 million to be funded in three separate tranches upon future milestone events.

Financial Results
•Cash and Cash Equivalents. As of December 31, 2021, Inhibrx had cash and cash equivalents of $131.3 million, compared to $128.7 million as of December 31, 2020. Cash and cash equivalents totaled $152.8 million as of February 21, 2022.
•R&D Expense. Research and development expenses were $18.6 million during the fourth quarter of 2021, compared to $17.7 million during the fourth quarter of 2020. Research and development expenses were $71.4 million during the fiscal year 2021, compared to $73.5 million during the fiscal year 2020. During the fiscal year 2021, Inhibrx incurred increased clinical trial expenses following the initiation of a Phase 2 trial in conventional chondrosarcoma and the progression of ongoing Phase 1 trials, while contract development and manufacturing expenses decreased due to the timing of work performed by Inhibrx’s partners during 2020 in relation to the formulation and manufacturing of certain of its therapeutic candidates. Personnel-related costs increased during fiscal year 2021 as a result of the continued expansion of the organization.
•G&A Expense. General and administrative expenses were $3.6 million during the fourth quarter of 2021, compared to $2.2 million during the fourth quarter of 2020. General and administrative expenses were $12.4 million during the fiscal year 2021, compared to $6.8 million during the fiscal year 2020. These increases were primarily driven by increases in personnel-related costs, as well as increases in professional service fees related to

Exhibit 99.1
Inhibrx’s expanding intellectual property portfolio and other expenses associated with operating as a public company following its initial public offering in August 2020.
•Net Loss. Net loss was $21.2 million during the fourth quarter of 2021, or $0.55 per share, compared to $17.6 million during the fourth quarter of 2020, or $0.47 per share. Net loss was $81.8 million during the fiscal year 2021, or $2.15 per share, compared to $76.1 million during the fiscal year 2020, or $3.01 per share.

About the Inhibrx sdAb Platform
Inhibrx utilizes diverse methods of protein engineering in the construction of therapeutic candidates that can address the specific requirements of complex target and disease biology. A key tool for this effort is the Inhibrx proprietary sdAb platform, which enables the development of therapeutic candidates with attributes superior to other monoclonal antibody and fusion protein approaches. This platform allows the combination of multiple binding units in a single molecule, enabling the creation of therapeutic candidates with defined valency or multiple specificities that can achieve enhanced cell signaling or conditional activation. An additional benefit of this platform is that these optimized, multi-functional entities can be manufactured using the established processes that are commonly used to produce therapeutic proteins.

About Inhibrx, Inc.
Inhibrx is a clinical-stage biotechnology company focused on developing a broad pipeline of novel biologic therapeutic candidates in oncology and orphan diseases. Inhibrx utilizes diverse methods of protein engineering to address the specific requirements of complex target and disease biology, including its proprietary sdAb platform. Inhibrx has collaborations with 2seventy bio (formerly bluebird bio), Bristol-Myers Squibb and Chiesi. For more information, please visit www.inhibrx.com.

Forward Looking Statements
Inhibrx cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Inhibrx’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements regarding: Inhibrx’s and its investigators’ judgments and beliefs regarding the strength of Inhibrx’s pipeline and the observed safety and efficacy to date of its therapeutic candidates, future clinical development of Inhibrx’s therapeutic candidates, evaluations and judgments regarding Inhibrx’s cash position, and statements and judgments regarding its partnership and relationship with Oxford. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Inhibrx’s business, including, without limitation, risks and uncertainties regarding: the initiation, timing, progress and results of its preclinical studies and clinical trials, and its research and development programs; its ability to advance therapeutic candidates into, and successfully complete, clinical trials; its interpretation of preclinical data and initial, interim or preliminary data from its clinical trials, including interpretations regarding disease control and disease response; the timing or likelihood of regulatory filings and approvals; the successful commercialization of its therapeutic candidates, if approved; the pricing, coverage and reimbursement of its therapeutic candidates, if approved; its ability to utilize its technology platform to generate and advance additional therapeutic candidates; the implementation of its business model and strategic plans for its business and therapeutic candidates; its ability to successfully manufacture therapeutic candidates for clinical

Exhibit 99.1
trials and commercial use, if approved; its ability to contract with third-party suppliers and manufacturers and their ability to perform adequately; the scope of protection it is able to establish and maintain for intellectual property rights covering its therapeutic candidates; its ability to enter into strategic partnerships and the potential benefits of these partnerships; its estimates regarding expenses, capital requirements and needs for additional financing and financial performance; its expectations regarding the impact of the COVID-19 pandemic on its business; and other risks described from time to time in the “Risk Factors” section of its filings with the U.S. Securities and Exchange Commission, including those described in its Annual Report on Form 10-K as well as its Quarterly Reports on Form 10-Q, and supplemented from time to time by its Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Inhibrx undertakes no obligation to update these statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor and Media Contact:
Kelly D. Deck
Chief Financial Officer
kelly@inhibrx.com
858-795-4260

Exhibit 99.1
Inhibrx, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2021	2020	2021	2020
	(unaudited)
Revenue:
License fee revenue	$2,836	$2,776	$7,125	$12,808
Grant revenue	20	—	106	80
Total revenue	2,856	2,776	7,231	12,888
Operating expenses:
Research and development	18,615	17,668	71,440	73,495
General and administrative	3,645	2,215	12,355	6,836
Total operating expenses	22,260	19,883	83,795	80,331
Loss from operations	(19,404)	(17,107)	(76,564)	(67,443)
Total other income (expense)	(1,785)	(539)	(5,202)	(8,191)
Provision for income taxes	—	3	2	3
Loss on equity method investment	—	—	—	487
Net loss	$(21,189)	$(17,649)	$(81,768)	$(76,124)
Net loss per share, basic and diluted	$(0.55)	$(0.47)	$(2.15)	$(3.01)
Weighted-average shares of common stock outstanding, basic and diluted	38,581	37,712	38,010	25,261

Exhibit 99.1
Inhibrx, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	AS OF DECEMBER 31,
	2021	2020

Cash and cash equivalents	$131,301	$128,664
Other current assets	7,811	3,508
Non-current assets	11,338	11,568
Total assets	$150,450	$143,740

Debt, current and non-current	$70,470	$29,244
Other current liabilities	22,454	31,399
Other non-current liabilities	5,143	7,624
Total liabilities	98,067	68,267
Stockholders’ equity	52,383	75,473
Total liabilities and stockholders’ equity	$150,450	$143,740